Exhibit 99.1

Resonant Promotes Neal Fenzi to Chief Operating Officer

SANTA BARBARA, Calif. —December 10, 2014 — Resonant Inc. (NASDAQ: RESN), a late-stage development company that is creating innovative filter designs for radio frequency, or RF, front-ends for the mobile device industry, today announced it has promoted Neal Fenzi, 54, to Chief Operating Officer. Previously, Mr. Fenzi, who is one of the Company’s co-founders, served as Resonant’s Vice President of Engineering since June 2013.

Chief Executive Officer, Co-Founder and Chairman Terry Lingren, stated, “This appointment recognizes the role Neal already plays as head of research and product development for the Company. Neal has been instrumental in our product development endeavors and has been a critical member of Resonant’s leadership team since our formation in July 2012.”

Previously, Mr. Fenzi was Vice President of Engineering. He also served as Secretary and Treasurer from June 2013 until January 2014. Prior to co-founding Resonant, Mr. Fenzi served in key engineering, operations and marketing positions at Superconductor Technologies Inc., including serving as Vice President of Engineering, Chief Engineer and Vice President of Product Management. Mr. Fenzi holds a Bachelor of Science degree in Electrical Engineering from New Mexico State University.

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Contacts

Resonant
Ina McGuinness
805-308-9803
IR@resonant.com

and

MZ North America
Matt Hayden
matt.hayden@mzgroup.us
1-949-259-4986